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                                                                   EXHIBIT 10.14

                 AMENDED AND RESTATED TCG MANAGEMENT AGREEMENT
                 ---------------------------------------------

          This Amended and Restated Management Agreement ("Agreement"), dated as of December 2, 1997 is entered into by and between Howmet Corporation, a Delaware corporation (the "Company"), and TCG Holdings, L.L.C., a Delaware limited liability company ("TCG").

          WHEREAS, the Company and TCG entered into a Management Agreement dated as of December 13, 1995 (the "Original TCG Management Agreement");

          WHEREAS, pursuant to the terms of the IPO Agreement, dated as of October 8, 1997, by and among Howmet International Inc., a Delaware corporation and the indirect parent of the Company ("HHI"), Carlyle-Blade Acquisition Partners, L.P., a Delaware limited partnership and an affiliate of TCG ("Carlyle"), Thiokol Corporation, a Delaware corporation ("Thiokol"), and Thiokol Holding Company, a Delaware corporation and a wholly-owned subsidiary of Thiokol, the parties thereto have agreed to amend and restate the Original TCG Management Agreement as set forth herein.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the premises and mutual agreements set forth in this Agreement, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

          Section 1. Definitions
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          Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the IPO Agreement.

          Section 2. Services
          ---------  --------

          A. TCG shall advise and assist the Board of Directors and the Chief Executive Officer of the Company regarding the formulation and implementation of the business strategies for the Company and its subsidiaries. TCG shall use its reasonable best efforts to identify and assist the Company in evaluating corporate opportunities, including marketing opportunities, and financial strategies and to assist the Company and its Subsidiaries with respect to lender, securityholder and public and government relations matters. The precise nature of the services to be performed hereunder by TCG shall be determined by the mutual agreement of TCG and the Board of Directors of the Company, and TCG shall devote such time and resources as are reasonably necessary to provide such services. In connection with rendering services hereunder, TCG shall designate certain of its principals and employees to serve on the Board of Directors of HHI in accordance with the terms of the IPO Agreement. The Company and TCG shall use their reasonable best efforts to ensure that the services provided by TCG are performed and documented so as to maximize their allowability under government contracting rules.

          Section 3. Consideration
          ---------  -------------

          In consideration for the management services to be provided by TCG, the Company shall pay to TCG, and TCG shall be entitled to receive an annual management fee of $500,000 (the "Annual Management Fee"), accruing quarterly at the rate of $125,000 (pro rated in the case of any partial quarter), and payable on the last business day of each calendar quarter and continuing thereafter each succeeding quarter until termination of this Agreement pursuant to Section 4 below. All such payments shall be subject to compliance with the terms and conditions

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of the Amended and Restated Credit Agreement among HHI (formerly
Blade Acquisition Corp.), Howmet Holdings Corporation (formerly Pechinney Corporation), the Company, various banks, Bankers Trust Company, Citicorp USA, Inc. and The First National Bank of Chicago, as Managing Agents, Bankers Trust Company, as Syndication Agent, Citicorp USA, Inc., as Documentation Agent and The First National Bank of Chicago, as Administrative Agent, dated as of December 13, 1995 as amended and restated on December 6, 1996. The Annual Management Fee shall constitute full compensation for the services provided hereunder by TCG, and shall cover, among other things, compensation for principals or employees of TCG who serve on the Board of Directors of HHI and their subsidiaries (provided that, in addition to the annual Management Fee, TCG shall also, in connection with services rendered hereunder, be reimbursed for out-of-pocket expenses incurred by TCG, its affiliates and their employees).

          Section 4. Term
          ---------  ----

          This Agreement shall take effect as of the date first above written and shall continue until the earlier of the second anniversary of this Agreement or such time as Carlyle no longer Beneficially Owns at least 5% of the outstanding shares of Common Stock.

          Section 5. Reimbursement; Indemnification
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A.  The Company agrees to reimburse TCG, its affiliates and their respective directors, officers, employees, agents and controlling persons (each an "Indemnified Party") promptly upon demand for expenses (including fees and expenses of legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect of the engagement of

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TCG under this Agreement, or any actions taken or omitted or services performed under, by or in connection with this Agreement. The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened), to which the Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this Section 5 in respect of any loss, claim, damage or liability to the extent that a court having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such loss, claim, damage or liability resulted primarily and directly from the willful misfeasance or gross negligence of such Indemnified Party. The provisions of this Section 5 shall not apply to claims by any partners of Carlyle or limited partners of such partners against any one or more of Carlyle, its partners, their respective general partners, members, managers, principals, partners, directors, officers, employees or the beneficial owners of such general partners. The provisions of this Section 5 shall survive any termination of this Agreement.

          Section 6. Miscellaneous
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          A. Assignment. This Agreement may not be assigned or transferred by
             ----------
TCG or the Company without the express written consent of the other party.

          B. Amendment. This Agreement may not be amended except by a written
             ---------
instrument executed by all of the parties.

          C. Choice of Law. This Agreement is made under and shall be construed
             -------------
in accordance with the laws of the State of New York.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              TCG HOLDINGS, L.L.C., a Delaware
                              limited liability company


                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________



                              HOWMET CORPORATION, a Delaware
                              corporation


                              By:      /s/ Roland A. Paul
                                   ________________________________________
                              Name:________________________________________
                              Title:_______________________________________

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